EXHIBIT NO. 10.1

THIS AGREEMENT (“Agreement”) dated as of October 21, 2003, by and between Roanoke Electric Steel Corporation, 102 Westside Boulevard, N.W., Roanoke, Virginia 24017, a Virginia corporation (the “Company”), and Mark G. Meikle             , 541 Frontier Way, Fincastle, VA 24090 (the “Executive”).

(address)

WITNESSETH THAT:

WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interest of the Company and its shareholders; and

WHEREAS, the Company recognizes that the possibility of a change in control exists and may exist in the future, and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

WHEREAS, the Board of Directors of the Company (“Board”) has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management to their assigned duties without distraction in the face of the circumstances arising from the possibility of a change in control.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and the Executive hereby agree as follows:

1. The capitalized terms in this Agreement shall have the meanings set forth in the “Definitions Addendum” attached hereto as Exhibit A and incorporated herein by reference.

2. In order to protect the Executive against the possible consequences of a Change in Control and thereby induce the Executive to continue to serve as Vice President - Finance & Assistant Treasurer of the Company and/or in such other office or position to which he may be elected, the Company agrees that if (a) a Change in Control occurs and (b) the Executive leaves the employment of the Company for whatever reason (except because of the Executive’s death or Retirement, discharge by the Company for Cause or Disability, or voluntary termination by the Executive other than for Good Reason) within thirty-six (36) months after such Change in Control:

(A) The Company shall pay the Executive his full salary (whether such salary has been previously been paid by the Company or by any of its subsidiaries) through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any Plan or other arrangement of the Company at the time such payments are due;

(B) The Company shall pay to the Executive an amount equal to 2.99 multiplied by the Executive’s annualized includable compensation for the base period, as defined by Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended, (the”Code”) (hereinafter the “Severance Payment”), provided, however, that if any of such payment is or will be subject to the excise tax imposed by Section 4999 of the Code or any similar tax that may hereafter be imposed (“Excise Tax”), such payment shall be reduced to a smaller amount, even to zero, which shall be the largest amount payable under this paragraph that would not be subject, in whole or in part, to the Excise Tax after considering all other payments to the Executive required to be considered under Sections 4999 or 280G of the Code.

In the event that the Severance Payment is subsequently determined to be less than the amount actually paid hereunder, the Executive shall repay the excess to the Company at the time that the proper amount is finally determined, plus interest on the amount of such repayment at the Applicable Federal Rate. In the event that the Severance Payment is determined to exceed the amount actually paid hereunder, the Company shall pay the Executive such difference, plus interest on the amount of such additional payment at the Applicable Federal Rate at the time that the amount of such difference is finally determined.

(C) The Company shall also pay to the Executive all legal fees and related expenses incurred by the Executive in connection with this Agreement, including any dispute arising out of this Agreement, whether or not the Executive prevails (including, without limitation, all such fees and expenses, if any, incurred in contesting or disputing any termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

(D) The Company shall maintain in full force and effect, for the Executive’s continued benefit until the earlier of (a) three years after the Date of Termination; or (b) the Executive’s commencement of full-time employment with a new employer, all life insurance, medical, health and accident, and disability plans, programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive’s participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive is entitled to receive under such plans and programs.

3. The Executive’s benefits hereunder shall be considered severance pay in consideration of his past service, and pay in consideration of his continued service from the date hereof, and his entitlement thereto shall not be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment.

4. The Company shall require any Successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, prior to the effectiveness of any such Change in Control, to expressly assent and agree to perform the Company’s obligations under this Agreement.

5. This Agreement shall be binding upon and shall inure to the benefit of the respective successors, assigns, legal representatives and heirs to the parties hereto. If the Executive should die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s beneficiary designated in writing and delivered to the Company, if any, and if none to the Executive’s estate.

6. Any payment or delivery required under this Agreement shall be subject to all requirements of the law with regard to withholding, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

7. This Agreement shall commence on the date hereof.

Prior to a Change in Control, this Agreement shall terminate if the Executive shall resign voluntarily, Retire, become Disabled, voluntarily take another position requiring a substantial portion of his time, or die. This Agreement shall also terminate if the Executive’s employment as an officer of the Company shall have been terminated for any reason by the Board as constituted prior to any Change in Control. Notwithstanding anything in this Agreement to the contrary, this Agreement shall continue in effect for at least a period of thirty-six (36) months beyond the date of a Change in Control, if one shall have occurred during the term of this Agreement.

8. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the President of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

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9. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this agreement shall be governed by the law of the Commonwealth of Virginia without regard to the state’s conflict of law rules.

10. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

11. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the City of Roanoke, Virginia, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Paragraph.

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date and year first above written.

ROANOKE ELECTRIC STEEL CORPORATION

	By	/s/ Donald G. Smith
Donald G. Smith
	Its:	Chairman, President, Treasurer & Chief Executive Officer

Witness:	EXECUTIVE

/s/ Thomas J. Crawford	/s/ Mark G. Meikle
Thomas J. Crawford	Mark G. Meikle
Print Name

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EXHIBIT A

To

Agreement between Mark G. Meikle (the “Executive”) and

Roanoke Electric Steel Corporation

Dated October 21, 2003

Definitions Addendum

As used in this Agreement, the following capitalized terms have the indicated meanings unless the context clearly requires otherwise:

(A) “Applicable Federal Rate” has the meaning ascribed to that term in Section 1274(d)(1) of the Internal Revenue Code of 1986, as amended.

(B) “Board” means Board of Directors of the Company.

(C) “Cause” means (i) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Board (excluding the Executive), which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, or (ii) the willful engaging by the Executive in illegal conduct or any conduct which is demonstrably and materially injurious to the Company. Notwithstanding the foregoing, the Executive shall not be deemed to be terminated for Cause unless and until there has been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the membership of the Board (excluding the Executive) at a meeting of such Board called and held for such purpose (after a reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above and specifying the particulars thereof in detail.

(D) “Change in Control” means a change in control of a nature that would be required to be reported (assuming such event has not been “previously reported”) in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”); provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (i) any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on January 1, 1996), directly or indirectly, of 20% or more of the combined voting power of the Company’s voting securities; (ii) the Incumbent Board ceases for any reason to constitute at least the majority of the Board; provided, however, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; (iii) all or substantially all of the assets of the Company are sold, transferred or conveyed if the transferee is not controlled by the Company (control meaning the ownership of more than 50% of the combined voting power of such entity’s voting securities); or (iv) the Company is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction (i) which results in the Executive or a group of Persons which includes the Executive, acquiring, directly or indirectly, 20% or more of the combined voting power of the Company’s voting securities; or (ii) which results in the Company, any subsidiary of the Company or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Company or any of its subsidiaries (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Company’s voting securities.

(E) “Date of Termination” means (i) if the Executive’s employment is terminated by the Executive for other than Good Reason, ninety (90) days after Notice of Termination is given, (ii) if the Executive’s employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given (provided that in the case of Disability, the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if the Executive’s employment is to be terminated for Cause or by the Executive for Good Reason, the date specified in the Notice of Termination, (iv) the date of the Executive’s death, or (v) if the Executive’s employment is to be terminated by the Company for any reason other than Cause, the date specified in the Notice of Termination, which in no event shall be a date earlier than ninety (90) days after the date on which such Notice of Termination is given.

(F) “Disability” means (i) as a result of the Executive’s inability due to physical or mental illness, the Executive shall have been absent from the full-time performance of his duties with the Company for six (6) consecutive months, and (ii) within thirty (30) days after Notice of Termination is given the Executive shall not have returned to the full-time performance of his duties.

(G) “Company” includes any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist.

(H) “Federal Funds Rate” means a rate of interest equal to the average of (i) the near closing bid and (ii) offered as quoted in the Wall Street Journal for reserves traded among commercial banks for overnight use in amounts of $1,000,000 or more. Should such rate of interest ever cease to exist, the parties shall mutually agree upon a comparable rate of interest.

(I) “Good Reason” means:

(i) In the event of a Change in Control of the Company, an adverse change in the Executive’s status or position(s) with the Company including, without limitation, any material diminution of his duties or responsibilities or the assignment to the Executive of any duties or responsibilities which, in the Executive’s reasonable judgment, are inconsistent with such status or position(s);

(ii) The failure by the Company to obtain from any Successor the assent to this Agreement;

(iii) In the event of a Change in Control, any purported termination by the Company of the Executive’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (K) below (and, if applicable, subparagraph (B) above); and for purposes of this Agreement, no such purported termination shall be effective;

(iv) In the event of a Change in Control, the failure by the Company to continue in effect any Plan in which Executive participates at the time of the Change in Control (or Plans providing the Executive with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Company which would adversely affect the Executive’s continued participation in any of such Plans on at least as favorable a basis as in the case on the date of the Change in Control or which would materially reduce the Executive’s benefits in the future under any such Plans or deprive the Executive of any material benefit enjoyed by the Executive at the time of the Change in Control;

(v) In the event of a Change in Control, the failure by the Company to provide and credit the Executive with a number of paid vacation days to which the Executive would then be entitled in accordance with the Company’s normal vacation policy as in effect immediately prior to the Change in Control; or

(vi) In the event of a Change in Control, the Company requiring the Executive to be based anywhere other than where his office is located immediately prior to the Change in Control.

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(J) “Incumbent Board” means the Board as constituted on the date hereof.

(K) “Notice of Termination” means a written notice that indicates the specific termination provision of this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

(L) “Person” has the meaning ascribed to that term in Sections 3(d)(9) and 13(d)(3) of the Exchange Act.

(M) “Plan” means any compensation plan such as an incentive, bonus, stock option or restricted stock plan, any pension or profit sharing plan or any welfare benefit plan (including, but not limited to, health, life or disability insurance).

(N) “Retirement” and “Retire” means the Executive’s voluntary termination of employment after the attainment of age sixty-five (65) or the attainment of age fifty-five (55) having worked full time for the Company for a period of ten (10) consecutive employment years.

(O) “Successor” means any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time) the Company’s business directly, by merger or consolidation, or indirectly by purchase of the Company’s voting securities, all or substantially all of its assets or otherwise.

ROANOKE ELECTRIC STEEL CORPORATION

	By	/s/ Donald G. Smith
Donald G. Smith
	Its:	Chairman, President, Treasurer & Chief Executive Officer

Witness:		EXECUTIVE

/s/ Thomas J. Crawford		/s/ Mark G. Meikle
Thomas J. Crawford		Mark G. Meikle
Print Name

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